UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________

Date of Report (Date of earliest event reported) May 10, 2011:

BALDWIN & LYONS, INC.
___________________________________________________________________________

(Exact name of registrant as specified in its charter)

Indiana	0-5534	35-0160330
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1099 North Meridian Street, Indianapolis, Indiana	46204
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                       (317) 636-9800
                                                                                      _______________________________________________

Not applicable
__________________________________________________________________________________________

 (Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
       2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
      4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)           The annual meeting of shareowners of the Company was held on May 10, 2011.

(b)
The shareowners elected all of the Company’s nominees for director and ratified the appointment of Ernst & Young LLP as independent auditors for the Corporation.  The shareowners approved all of the shareowner proposals, which are listed below.

Proposal 1 - Election of Directors:

	Shares For	Shares Against	Shares Abstain
Stuart D. Bilton	2,180,535	1	148
Joseph J. DeVito	2,180,535	1	148
Otto N. Frenzel IV	2,180,535	1	148
Gary W. Miller	2,180,535	1	148
John M. O’Mara	2,180,535	1	148
Thomas H. Patrick	2,180,535	1	148
John A. Pigott	2,180,535	1	148
Kenneth D. Sacks	2,180,535	1	148
Nathan Shapiro	2,180,535	1	148
Norton Shapiro	2,180,535	1	148
Robert Shapiro	2,180,535	1	148
Steven A. Shapiro	2,180,535	1	148
John D. Weil	2,180,535	1	148

Proposal 2 - Ratify the appointment of Ernst & Young as Independent Auditors for the year 2011:

For	2,180,683
Against	1
Abstain	-

Proposal 3 - Advisory approval of executive compensation:

For	2,178,435
Against	149
Abstain	2,100

Proposal 4 - Advisory approval of annual shareholder votes to approve executive compensation:

For	2,125,334
Against	52,501
Abstain	2,849

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDWIN & LYONS, INC.

May 11, 2011                                                                   By:  /s/ Joseph J. DeVito
                      Joseph J. DeVito, CEO and President